            M A S T E R   P U R C H A S E   A G R E E M E N T

                                 BETWEEN

                            NEC CORPORATION

                                  and

                        ACTIVE VOICE CORPORATION

                              TABLE OF CONTENTS

1.  MPA CONSTRUCTION AND USE........................................ 2

2.  PRODUCTS AND DEVELOPMENT........................................ 3

3.  LICENSES........................................................ 6

4.  LICENSE RESTRICTIONS............................................ 8

5.  OWNERSHIP....................................................... 9

6.  PRICING AND COMPENSATION........................................10

7.  REPORTS AND PAYMENTS............................................11

8.  NECAM APPOINTMENT AS RELATIONSHIP MANAGER.......................13

9.  TERM AND TERMINATION............................................13

10. CONFIDENTIALITY.................................................14

11. WARRANTIES......................................................15

12. INDEMNIFICATION AND LIMITATION OF LIABILITY.....................17

13. DISPUTE RESOLUTION AND ARBITRATION..............................19

14. ADDITIONAL TERMS................................................19

EXHIBITS  A  DEFINITIONS
          B  SPECIFIC PRODUCT ADDENDA
          C  GENERAL DEVELOPMENT PROVISIONS
          D  SUPPORT PLANS
          E  TRAINING PROGRAMS
          F  MINIMUM END USER TERMS
          G  INDEMNIFIED COUNTRIES
          H  AFFILIATE ENROLLMENT
          I  TRADE SECRET TRANSMITTAL FOR AAINFO

                          MASTER PURCHASE AGREEMENT


This Master Purchase Agreement (the "Agreement") is made as of the 5th day of May, 1999 ("Effective Date"), by and between:

      ACTIVE VOICE CORPORATION, a Washington corporation, having its principal place of business at 2901 Third Avenue, Seattle, Washington, 98121 ("Active Voice"), and

      NEC CORPORATION, a Japanese corporation with its registered offices at 7-1, Shiba-Chome, Minato-ku, Tokyo, 108-01 Japan ("NEC").

      Each entity shall hereafter be referred to as a "Party" and jointly as the "Parties."


                                  RECITALS

      I. Active Voice develops, manufactures and distributes certain software and hardware communications products in the voicemail and computer telephony market segments.

      II. NEC develops, manufactures and distributes certain personal and business communications products, including products in the voicemail and computer telephony market segments.

      III. Active Voice and NEC have entered previously into the following agreements and amendments thereto:

           A. NEC/J REPLAY AGREEMENT: Agreement Between Active Voice and NEC, between Active Voice and NEC Corporation, dated July 27, 1993.

           B. NEC/J PHONEMAX AGREEMENT: License and Development Agreement, between Active Voice and NEC Corporation, dated March 1, 1996.

                  (1) JANUARY 16, 1998, Amendment to License and Development Agreement.

           C. NEC/J AD-8 AGREEMENT: Agreement, between Active Voice and NEC Corporation, dated February 3, 1998; amended as follows:

                   (1)  FEBRUARY 18, 1998, amendment.

           D. NEC/AUSTRALIA AD-8 AGREEMENT: Agreement, between Active Voice and NEC Pty. Ltd., dated November 24, 1998.

           E. NECAM AGREEMENT: Original Equipment Manufacturer Purchase Agreement, between Active Voice and NEC America, Inc., dated November 23, 1994; amended as follows:

                   (1) AUGUST 31, 1995, amendment to include additional modifications to the computer program designated by Active Voice as Replay Plus for the NEAX-Registered Trademark-2000 IVS, NEAX-Registered Trademark-2400 IMS
                        (ICS). and Electra Professional ICTS;

                   (2) FEBRUARY 9, 1996, amendment to include private labeled computer program products designated by Active Voice as PhoneMax;

                   (3) JULY 1, 1996, amendment, to expand territories, establish site license pricing and change the renewal notice period;

                   (4) JULY 9, 1996, amendment, to include the Active Voice In-Switch Voice Mail product;

                   (5) AUGUST 7, 1997, amendment to include as to the Active Voice In-Switch Voice mail product for the NEC Electra Professional switch;

                   (6) DECEMBER 23, 1997, amendment to include the Phone Max private labeled product;

                   (7) FEBRUARY 24, 1998, amendment to include a Product Discontinuation Notice period and the NEAXMAIL AD-8 product;

                   (8) APRIL 20, 1998, amendment to include the NEC Lingo-TM- voice messaging system;

                   (9) JUNE 15, 1998, amendment to include the Active voice NEAXMAIL-TM- AD-40 product;

                  (10) SEPTEMBER 4, 1998, amendment to include the Active Voice Electra Mail CTI voice messaging system; and,

                  (11) SEPTEMBER 30, 1998, amendment to include Electra Elite VMS InMail.


ACCORDINGLY, the Parties now desire to supersede the previous agreements and amendments thereto by entering into this Master Purchase Agreement and establishing a common structure and library of provisions for future product agreements.


                                   AGREEMENT

1.   MPA CONSTRUCTION AND USE:

     1.1 OVERVIEW: This Agreement is comprised of the main body of this Agreement, the Exhibits, and any subsequent addenda, amendments or attachments thereto.

     1.2 MAIN BODY OF THE AGREEMENT: The main body of this Agreement includes the terms and provisions which are capable of being standardized or elected from across product lines. In certain sections, (e.g., licenses, warranties, invoices and payments), the main body of the Agreement includes alternate provisions which may be selected from and designated as the selection in Specific Product Addenda ("SPA"), discussed further in Section 1.4 below.

     1.3 DEFINITIONS: Definitions are included in Exhibit A. If any SPA sets forth a definition that differs from the definition given in Exhibit A, the SPA definition shall govern for that SPA only and not as to the Master Purchase Agreement or any other SPA or Exhibit unless otherwise specifically stated.

     1.4 SPAS: Each Active Voice product licensed and/or provided under this Agreement, including the terms specifically pertinent thereto, shall be set forth in a SPA. SPAs shall be effective upon mutual execution and included as Addenda to Exhibit B. The face page of Exhibit B shall list each valid SPA, and shall be updated to reflect each new or discontinued SPA. Unless otherwise stated, the term of each SPA shall be assumed to be five (5) years from the Effective Date of such SPA. The MPA may not expire during the valid term of any SPA and shall be deemed extended by the Parties for the full duration of the last valid SPA. The Parties, however, may terminate the MPA for breach, under the provisions of Section 9 below, and any termination of the MPA for breach shall constitute termination of each SPA under the MPA. Unless otherwise stated in a SPA, Active Voice shall not have the ability to terminate a SPA without cause prior to expiration of such SPA; however, if Active Voice discontinues the product that is the subject of the SPA, then the provisions governing Product Discontinuance in Section 2.6 below shall apply. Each SPA shall include any product-specific terms, including but not limited to Statements of Work, variations in licensing terms and conditions, royalty schedules, pricing, support plans and/or training programs.

      1.5 AFFILIATES: This Agreement is initially executed by NEC. In the event a NEC Affiliate desires and the Parties agree to have such NEC Affiliate sign up as a direct Party to this Agreement, the Parties shall amend this Agreement to add such NEC Affiliate via an Enrollment Agreement, the form of which is attached as Exhibit H. In addition, the face page of Exhibit H shall list each NEC Affiliate that is enrolled as a Party to this Agreement. For NEC Affiliates which are not enrolled as direct Parties to this Agreement, the following provisions shall apply:

             (a) ORDERING: NEC Affiliates which are not direct Parties to this Agreement shall place orders for Active Voice products through NEC or Enrolled Affiliates.

             (b) DISTRIBUTOR TERMS: NEC Affiliates placing orders through NEC or Enrolled Affiliates shall be deemed and treated as NEC Distributors.

2. PRODUCTS AND DEVELOPMENT: The Parties agree to the following with regard to products and development:

      2.1 LICENSED SOFTWARE: Active Voice shall deliver the Licensed Software to NEC in accordance with the provisions of the SPA governing the Licensed Software. In addition, the following provisions shall apply to New Releases, Maintenance Releases, additional features and compatibility:

             (a)    NEW RELEASES:

                    (i) PROVISION OF NEW RELEASES: During the Term of the Agreement, Active Voice agrees to offer New Releases to NEC under mutually-agreeable terms and conditions if Active Voice, in its sole discretion, creates a New Release and makes such New Releases publicly available to its customers on a general basis.

                    (ii) INCORPORATION OF NEW RELEASES: If Active Voice provides NEC with a New Release, NEC agrees to use reasonable efforts to adopt such New Release in NEC's next release of the applicable NEC Product, and to cease shipping the previous release.

             (b)    MAINTENANCE RELEASES:

                    (i) PROVISION OF MAINTENANCE RELEASES: During the Term of the Agreement, Active Voice agrees to provide Maintenance Releases to NEC if Active Voice, in its sole discretion, creates a Maintenance Release and makes such Maintenance Release publicly available to its customers on a general basis.

                    (ii) INCORPORATION OF MAINTENANCE RELEASES: If Active Voice provides NEC with a Maintenance Release, NEC agrees to include such Maintenance Release in NEC's next release of the NEC Products, and to thereupon cease shipping the previous release. If, however, Active Voice notifies NEC that continued shipment of the prior release of the Licensed Software might create liability for infringement or breach of warranty, might result in loss of customer goodwill, then NEC shall integrate such Maintenance Release into its current applicable NEC Product within ninety (90) days or within a shorter period if possible to remedy potential infringement, bugs or errors in the software or to avoid claims for indemnification.

             (c) ADDITIONAL FEATURES: The Parties shall negotiate in good faith regarding the Specifications, terms and conditions for prospective New or Maintenance Releases. Any request for an additional feature not adopted by Active Voice may be proposed by NEC to become the subject of a Statement of Work. The Parties shall negotiate in good faith with respect to the Statement of Work.

             (d) COMPATIBILITY: Active Voice shall use its Best Efforts to design new Releases and Maintenance Releases to be compatible with previous versions of the general release versions of the Licensed Software. The Parties, however, recognize that any development unique or specific to NEC might negatively impact the possibility of compatibility between the Licensed Software and any New Releases or Maintenance Releases. Accordingly, provided that Active Voice has a valid business or engineering purpose for taking a particular product or design path, the taking of such alternate path shall not constitute a failure by Active Voice to meet its obligations hereunder. In addition, if Active Voice makes any New Release or Maintenance Release available to NEC and NEC does not adopt such New Release or Maintenance Release, the Parties acknowledge that such non-adoption is likely to negatively impact the possibility of future compatibility. Finally, if any additional work is required to attain compatibility between any NEC
                    Product and any New Release or Maintenance Release, the Parties may mutually agree on a Statement of Work for such project.

      2.2    ACTIVE VOICE HARDWARE PRODUCTS:

             (a) ORDERING AND FULFILLMENT: Active Voice will use its Best Efforts to fill NEC's Active Voice Hardware Product orders promptly, but the Parties agree that Active Voice shall not be responsible for late delivery resulting from: (i) any cause beyond its reasonable control, (ii) production allocations of its vendors, or (iii) the inability of its vendors to supply Active Voice. Active Voice reserves the right to allocate its production and/or inventory in any manner it chooses. However, in the event of product shortages, Active Voice will use its Best Efforts to fill NEC's orders.

             (b) PURCHASE ORDERS: NEC will submit in writing firm purchase orders for all Active Voice Hardware Products. Such orders shall be subject to the provisions of this Agreement. Any provision of a purchase order inconsistent with this Agreement shall be null and void. Active Voice shall use its Best Efforts to accept any NEC forecasts and purchase orders; however, based on the considerations set forth in Section 2.2(a)(i)-(iii) above, Active Voice shall have the right to reject any NEC forecasts and purchase orders. If an order is rejected, Active Voice will provide notification to NEC within three (3) business days or receipt. If Active Voice fails to issue the notice of rejection within such three (3) day period, NEC's purchase order shall be deemed to have been accepted by Active Voice on the last day of such three
                    (3) day period.

             (c) SHIPMENT: Active Voice Hardware Product shipment will be made F.O.B. ACTIVE VOICE plant, with risk of loss or damage passing to NEC on delivery to common carrier at F.O.B. point. Shipments will be made at a "declared value" equal to the invoice price of the Active Voice Hardware Product shipped. In the absence of specific routing instructions, Active Voice may select the common carrier and method of shipment.

             (d) ACCEPTANCE: NEC, its Distributors or its End User customers shall inspect the Active Voice Hardware Products within a reasonable time upon receipt from Active Voice, and shall: (i) within thirty (30) calendar days of such receipt give written notice to Active Voice of any claim for shortages; and (ii) within sixty (60) calendar days of such delivery give written notice to Active Voice of a claim for shortages or a claim that the Active Voice Hardware Products, do not substantially conform to the applicable Specifications for such Active Voice Hardware Products, NEC shall ship, at NEC's cost, any non-conforming product to Active Voice. As NEC's sole and exclusive remedy for non-acceptance, Active

               Voice shall promptly replace any nonconforming Active Voice Hardware and shall pay the shipping cost to NEC for the replacement product.

     2.3 THIRD PARTY HARDWARE: With respect to any Third Party Hardware, the Parties shall determine terms for ordering, shipment and other terms on a case-by-case basis in the SPA for such Third Party Hardware. Unless otherwise agreed to in a SPA, NEC shall pursue its remedies for product defects, nonconformity, warranties and other bases for liability directly and exclusively against the Third Party Hardware supplier and not Active Voice.

     2.4  NEW PRODUCTS

          (a) NEW PRODUCTS: If Active Voice, in its sole discretion, creates any New Product, Active Voice shall offer such New Product to NEC on MFB Terms.

     2.5 PRODUCT CONTROL: Active Voice may modify the Licensed Software, Third Party Software, Active Voice Hardware and/or Third Party Hardware under a SPA in its sole discretion. If NEC does not accept such modification the Parties shall terminate the SPA for that product and such termination shall be NEC's sole and exclusive remedy with respect to such SPA. A modified product shall supersede the prior version of that product and the prior version shall not be deemed discontinued if the modified version utilizes a significant portion of the common core technology utilized in such prior version.

     2.6  PRODUCT DISCONTINUANCE:

          (a) DEFINITION: Product Discontinuance for the Licensed Software shall be evidenced by proof that any of the following conditions has occurred: (i) Active Voice has terminated or reassigned the employment of substantially all of the personnel involved with the product alleged to be discontinued and such termination or reassignment has resulted in Active Voice's inability to provide product support; (ii) Active Voice refuses to respond to support requests in violation of the support agreement; and (iii) Active Voice has terminated its continuing ability to manufacture and ship the product alleged to be discontinued, as evidenced by termination without plans for replacement of the key vendor relationships necessary to supply such product.

               (i) EXCEPTIONS: Notwithstanding anything to the contrary in 2.6(a) above, Product Discontinuance shall not be deemed to have occurred if:

                     (1) Active Voice ceases to make, ship, provide or license any product for any reason that relates to any third party product or supplier of software or hardware included in the product, (e.g., availability, quality, reliability, support, price, liability), provided that Active Voice shall use its Best Efforts to find a comparable replacement for such third party product or supplier; or

                     (2) Active Voice has replaced such product with another product that uses a significant portion of common core technology belonging to the product alleged to be discontinued.

          (b) CONSEQUENCE: If, under Sections 2.6(a) above, Product Discontinuance has occurred within three (3) years of the Effective Date of the SPA for that product, then the following provisions shall apply:

               (i) LICENSED SOFTWARE: Active Voice shall refund any NRE paid by NEC to Active Voice singularly attributable to the discontinued item of Licensed Software.

               (ii) ACTIVE VOICE HARDWARE: Active Voice shall refund any NRE paid by NEC to Active Voice for hardware qualification costs or engineering costs singularly attributable to the discontinued item of Active Voice Hardware.

          (c) NOTICE: Even if Active Voice's cessation of making, shipping, providing or licensing a product does not constitute Product Discontinuance under this Section, Active Voice shall use its Best Efforts to provide NEC with the following advance written notice:

               (i) Licensed Software: Advance notice of one hundred and twenty (120) days.

               (ii) Active Voice Hardware, Third Party Software and Third Party Hardware: Notice upon Active Voice's receipt of notification from any third party supplier that the product will no longer be provided, or sixty (60) days, if possible.

     2.7  THIRD PARTY SOFTWARE AND THIRD PARTY HARDWARE:

          (a) SCOPE AND BASIC TERMS: Each SPA shall include a list of Third Party Software and Third Party Hardware, if any, that Active Voice anticipates will be shipped with the Licensed Software or Active Voice Hardware. Active Voice may change such list in its sole discretion at any time, provided that such change does not diminish the functionality, reliability, or operation of such product, except where no comparable replacement product is available and Active Voice has used its Best Efforts to find such comparable replacement product.

          (a)  LICENSING OF THIRD PARTY SOFTWARE AND THIRD PARTY HARDWARE:
               According to the Parties' mutual agreement, Third Party Software and Third Party Hardware shall be either sublicensed through Active Voice to NEC under this Agreement or licensed to NEC directly by the Third Party Software or Third Party Hardware supplier in accordance with the Third Party Documentation. If any Third Party Software or Third Party Hardware supplier desires to conduct a compliance audit, NEC shall cooperate with Active Voice in connection therewith.

          (b)  PRICING FOR THIRD PARTY SOFTWARE AND THIRD PARTY HARDWARE:
               Pricing, if any, for Third Party Software and Third Party Hardware shall be in accordance with the schedule or price list for a SPA, or in accordance with the licensing agreement directly between NEC and the Third Party Software or Third Party Hardware supplier.

     2.8 DEVELOPMENT OF MODIFIED SOFTWARE: If NEC desires development work in connection with the Licensed Software, the Parties shall discuss the goals and Specifications of such work and attempt to negotiate in good faith mutually agreeable terms and conditions for the development of any Modified Software. If the Parties reach agreement on terms for the development, such terms shall be set forth in a Statement of Work, included in or as an attachment to the applicable SPA. Any such Statement of Work shall be governed by this Agreement and the development provisions set forth in Exhibit C, attached hereto. In addition, any Statement of Work shall contain, at minimum, the following provisions: Specifications, development responsibilities, NRE, payment schedule, license scope, ownership and an estimated schedule for delivery.

3. LICENSES: The following license provisions are set forth in an elective format where each SPA must designate which license grant(s) shall apply to the particular product covered by such SPA. For example, a SPA for a software product for which NEC shall have rights to distribute, reproduce, and private label, shall designate in the license section of that SPA that "Active Voice grants to NEC the license contained in
     Section 3.1.c of the Agreement, under the terms set forth therein."

     3.1 LICENSED SOFTWARE: During the Term and subject to the terms and conditions of this Agreement, Active Voice, under its Intellectual Property Rights, grants to NEC a limited, worldwide, nonexclusive, nontransferable (except in an allowed assignment), irrevocable (except for material breach), non-sublicensable (except for sublicense of the distribution right to Distributors and archival reproduction to End Users), royalty-bearing license with the following terms:

     (a) DISTRIBUTION: To use, install, publicly display, publicly perform, sell, market, import and distribute the Final Acceptance versions of the Licensed Software, in Object Code format only.

     (b) DISTRIBUTION AND REPRODUCTION: To use, install, copy, reproduce, publicly display, publicly perform, sell, market, import and distribute the Final Acceptance versions of the Licensed Software, in Object Code format only.

     (c) DISTRIBUTION, REPRODUCTION AND LOCALIZATION: To use, install, copy, reproduce, publicly display, publicly perform, sell, market, import and distribute the Final Acceptance versions of the Licensed
          Software, in Object Code format only. In addition, NEC may create Derivative Works from the Licensed Software solely for the purposes of Localizing the Licensed Software for a particular market.

          (i) OWNERSHIP AND LICENSE BACK OF DERIVATIVE WORKS: Upon NEC's independent creation of any Derivative Work from the Licensed Software, NEC shall own such modification or Derivative Work subject to:

                (1)  Active Voice's underlying rights in the Licensed Software;

                (2) Payment to Active Voice of any royalties therefor in accordance with the SPA for the underlying work.

          (ii) NON-BLOCKING OF ACTIVE VOICE DEVELOPMENT: Notwithstanding the Derivative Works license granted to NEC by Active Voice in this
                Section 3.1 and the Ownership rights in Section 5.5 below, Active Voice shall not be blocked from undertaking development similar to that of the NEC-created Derivative Works. Provided that Active Voice and/or its licensees have not substantially copied any part of the NEC-created Derivative Works, NEC covenants not to sue Active Voice or its licensees for any similarity resulting from similar development paths. If Active Voice desires to use or copy from the NEC-created Derivative Works, the Parties shall discuss the terms for such use.

     (d) PRIVATE LABEL BRANDING AND PACKAGING: In connection with exercising its other rights granted in this Section 3.1(d), NEC may privately brand, label and package the Licensed Software with NEC's trademarks, including, but not limited to NEC's house mark and any product line or specific product mark. If NEC exercises such rights, use of such trademarks shall be exclusive to NEC without any right granted to Active Voice. To the extent NEC desires to use any Active Voice mark apart from the marks appearing within the running program of the Licensed Software itself, NEC and Active Voice shall discuss and negotiate mutually agreeable, non-royalty bearing terms for such trademark license.

3.2 END USER DOCUMENTATION LICENSE: During the Term and subject to the terms and conditions of the Agreement, Active Voice, under its Intellectual Property Rights, grants to NEC a limited, worldwide, nonexclusive, nontransferable (except in an allowed assignment), irrevocable (except for material breach), royalty-free license with the following terms:

     (a) DISTRIBUTION AND REPRODUCTION: To copy, reproduce, publicly display, publicly perform, sell, market, import and distribute the End User Documentation solely in connection with the Licensed Software.

     (b) DISTRIBUTION, REPRODUCTION AND LOCALIZATION: To copy, reproduce, publicly display, publicly perform, sell, market, import and distribute the End User Documentation solely in connection with the Licensed Software. In addition, NEC may make modifications to and create Derivative Works from the End User Documentation solely for the purposes of Localizing the End User Documentation for a particular market.

          (i) OWNERSHIP OF DERIVATIVE WORKS: Upon NEC's independent creation of any Derivative Work from the End User Documentation,
               NEC shall own such Derivative Works subject to Active Voice's underlying rights in the End User Documentation.

          (ii) NON-BLOCKING OF ACTIVE VOICE DEVELOPMENT: Notwithstanding the Derivative Works license granted to NEC by Active Voice in this
               Section 3.2 and the Ownership rights in Section 5.5 below, Active Voice shall not be blocked from undertaking development similar to that of the NEC-created Derivative Works. Provided that Active Voice and/or its licensees have not substantially copied any part of the NEC-created Derivative Works, NEC covenants not to sue Active Voice or its licensees for any similarity resulting from similar development paths. If Active Voice desires to use or copy from the NEC-created Derivative Works, the Parties shall discuss the terms for such use.

     (c) PRIVATE LABEL BRANDING AND PACKAGING: In connection with exercising its other rights granted in this Section, NEC may privately brand, label and package the End User Documentation with NEC's trademarks, including, but not limited to NEC's house mark and any product line or specific product mark. If NEC exercises such rights, use of such trademarks shall be exclusive to NEC without any right granted to Active Voice. To the extent NEC desires to use any Active Voice mark apart from the marks already appearing in the End User Documentation, i.e., as part of a compound mark used as a brand name or product name, NEC and Active Voice shall discuss and negotiate mutually agreeable non-royalty bearing terms for such trademark license with adequate usage guidelines. In creating and distributing such privately-labeled Derivative Works, NEC shall preserve at least one Active Voice (and Active Voice vendor, if any) copyright notice and trademark legend in the modified End User Documentation.

3.3 TRADEMARK LICENSE GRANT: During the Term and subject to the terms and conditions of this Agreement, Active Voice hereby grants to NEC a worldwide, non-exclusive, nontransferable, irrevocable (except for material breach), royalty-free license, without the right to sub-license, to use the Active Voice trademarks in or on advertising, marketing materials, and/or packaging for the Licensed Software and in the End User Documentation. Active Voice shall have a right of prior written approval over the first instantiation of each use by NEC of the Active Voice trademarks in any context other than as such marks already appear on or within the Licensed Software or End User Documentation. NEC also agrees to use the Active Voice trademarks only as adjectives and to include -TM-and -Registered Trademark- legends where appropriate. Active Voice, in its sole discretion, may issue and amend guidelines for trademark usage. NEC agrees to comply with any such guidelines.

4. LICENSE RESTRICTIONS: The following license restrictions are not elective and shall apply to the Licensed Software under each SPA unless specifically stated otherwise therein.

     4.1 RESERVATION OF RIGHTS: All rights not expressly granted herein are reserved to the owner, and no other licenses are granted herein by implication, estoppel or otherwise.

     4.2 SINGLE COPY RESTRICTION: When NEC sublicenses the distribution right to the Object Code of the Licensed Software, NEC shall not include more than one copy each of the Licensed Software with each NEC Product sold or otherwise distributed by NEC or NEC's Distributors. Notwithstanding the above, Licensed Software that is sold or otherwise distributed as a pre-loaded image on an NEC Product may also include one back-up copy of such Licensed Software on a CD-ROM, and together shall constitute one Royalty Unit.

     4.3 NO REVERSE ENGINEERING: NEC shall not reverse engineer, decompile or disassemble the Licensed Software provided to NEC under this Agreement.

     4.4 PROPRIETARY MARKINGS: NEC agrees to reproduce and to not alter, obscure, or remove any Active Voice (or Active Voice vendor) proprietary notice included in or on the Licensed Software and/or End User Documentation. Notwithstanding the foregoing, however, in connection with any modifications NEC might be permitted to make to the Licensed Software, NEC may reduce the number of Active Voice or Active Voice vendor's proprietary markings so that such markings appear only in the opening or splash screen of the NEC Product and in the "about box" of such NEC Product.

     4.5 NONCOMPLIANCE: NEC agrees to promptly notify Active Voice if the Licensed Software is used in any manner except as noted above. The restrictions of this Section 4 shall be subject to the audit right in Section 7.5 herein if Active Voice suspects noncompliance by NEC with this provision. Additionally, the Parties agree that Section 4 of this Agreement was an essential, material term in establishing the consideration under this Agreement and that upon any breach hereof, which if uncured in accordance with Section 9.2(a) of this Agreement, Active Voice may terminate this Agreement.

5.   OWNERSHIP:

     5.1 OWNERSHIP OF LICENSED SOFTWARE AND DERIVATIVE WORKS THEREFROM: As between NEC and Active Voice, unless under Section 3.1.c.i. or otherwise provided, NEC acknowledges that Active Voice and/or Active Voice's vendors have sole and exclusive right, title and interest in and to all of the Intellectual Property Rights in the Licensed Software and any Derivative Works therefrom created by Active Voice or the Parties jointly.

     5.2  OWNERSHIP OF ACTIVE VOICE HARDWARE AND DERIVATIVE WORKS THEREFROM:
          As between NEC and Active Voice, except as provided under Section 3.1.c.i., NEC acknowledges that Active Voice and/or Active Voice's vendors have sole and exclusive right, title and interest in, and to all of the Intellectual Property Rights in the Active Voice Hardware and Derivative Works therefrom created by Active Voice or the Parties jointly.

     5.3  OWNERSHIP OF END USER DOCUMENTATION AND DERIVATIVE WORKS THEREFROM:
          As between NEC and Active Voice, except as provided under Section 3.1.c.i., NEC acknowledges that Active Voice and/or Active Voice's vendors have sole and exclusive right, title and interest in and to all of the Intellectual Property Rights in the End User Documentation and any Derivative Works therefrom created by Active Voice or the Parties jointly.

     5.4  OWNERSHIP OF TECHNICAL DOCUMENTATION AND DERIVATIVE WORKS
          THEREFROM: As between NEC and Active Voice, NEC acknowledges that Active Voice and/or Active Voice's vendors have sole and exclusive right, title and interest in and to all of the Intellectual Property Rights in the Technical Documentation and any Derivative Works therefrom created by Active Voice or the Parties jointly.

     5.5 OWNERSHIP OF INDEPENDENT NEC DEVELOPMENT: As between NEC and Active Voice, Active Voice acknowledges that NEC and/or NEC's vendors have sole and exclusive right, title and interest in and to all of the Intellectual Property Rights in any independent development to the NEC Products done by NEC, subject to any ownership rights of Active Voice in and to any underlying works thereto. For purposes of this Agreement, "independent development" shall mean NEC development done by NEC and not by the Parties jointly.

     5.6 OWNERSHIP OF NEC TRADE SECRETS: As between NEC and Active Voice, Active Voice acknowledges that NEC has sole and exclusive right, title and interest in and to the trade secrets that NEC discloses to Active Voice and documents in a trade secret transmittal form pursuant to the Notice provisions in Section 14.5 below. Such transmittal form shall describe the general nature of the trade secret being disclosed and protected. In addition, the Parties acknowledge the Trade Secret Transmittal Form covering NEC's proprietary AAInfo, attached hereto as Exhibit I.

     5.7 OWNERSHIP OF TRADEMARKS: As between the Parties, each Party acknowledges the other Party's sole and exclusive right, title and interest in and to all of the Intellectual Property Rights in such other Party's trademarks. At no time during or after the term of this Agreement shall either Party challenge or assist others to challenge the other Party's trademarks, or the registration thereof in the attempt to register any trademarks, marks or similar rights for marks the same as or confusingly similar to those of the other Party.

6.   PRICING AND COMPENSATION:

     6.1 PRICE FOR LICENSED SOFTWARE: NEC shall pay to Active Voice the royalties per Royalty Unit and/or Use for the Licensed Software as specified in the applicable SPA.

     6.2 PRICE FOR HARDWARE PRODUCTS: NEC shall pay to Active Voice the price per unit for the Hardware Products as specified in the applicable SPA. Except as otherwise provided in any such SPA, Active Voice may increase such pricing upon sixty (60) days notice to NEC. However, to the extent that NEC has provided a binding quotation to a distributor prior to or within five (5) days of Active Voice's notice of a price change, Active Voice shall honor its prior pricing for such product provided Active Voice receives the order pursuant to the quotation together with a copy of the dated and numbered quotation within one hundred (100) days of the date of Active Voice's notice of the price change. Upon request, NEC shall verify the information on the quote.

          (a) MINIMUMS: If, during the Term of this Agreement, NEC desires to commit to a minimum royalty amount and/or minimum quantity, Active Voice shall consider and negotiate in good faith price and other terms consistent with such commitments.

          (b) PRICE REDUCTIONS: If Active Voice reduces its standard pricing for the Hardware Products, it will notify NEC immediately and shall apply such price reduction to all pending, unshipped purchase orders.

     6.3 MFB TERMS: NEC shall receive MFB Terms from Active Voice on all Licensed Software and Hardware Products subject to this Agreement.

     6.4 ROYALTY AND FEE EXEMPT COPIES AND/OR USES: No royalties or fees will be payable for the number of copies of the Licensed Software, as shall be agreed in a SPA, which are: (i) used internally by NEC for customer support; (ii) used for evaluation, demonstration or marketing purposes to promote the sale of royalty-bearing copies or uses of the Licensed Software (provided NEC does not receive any revenue or revenue equivalent therefor); or (iii) used by NEC internally for demonstration or training. In addition, no royalties or fees will be payable for copies of the Licensed Software which are distributed merely as bug fixes in Maintenance Releases at the direction of Active Voice to End Users licensed for the previous release of the Licensed Software.

          In addition, Active Voice acknowledges that no royalties shall be due in connection with any reinstallation of the Licensed Software into a new hardware configuration, provided that: (i) the reinstalled system replaces the original system due to hardware defect; (ii) the reinstalled system is used by the same customer at the same site; and, (iii) there would otherwise be no New Release charge for the Licensed Software that is reinstalled.

     6.5 TAX AND WITHHOLDING: NEC is responsible for all taxes, duties, tariffs and withholdings in any jurisdiction imposed in connection with transactions between Active Voice and NEC under this Agreement other than taxes based on Active Voice's income in the United States. In the event that such taxes, duties, tariffs or withholdings are legally imposed initially on Active Voice or Active Voice is later assessed by any taxing authority, then NEC shall promptly reimburse Active Voice for the same. This clause shall survive the termination of the Agreement.

     6.6 PRICING FOR NEW RELEASES: Pricing for New Releases shall be according to the mutual agreement of the Parties. Nothing in this Section shall restrain or restrict Active Voice in any way from pricing its products in accordance with its sole discretion.

     6.7  STATEMENT OF WORK AND ENGINEERING COMPENSATION: Provided that
          Active Voice meets its development obligations to NEC under Exhibit C, attached hereto and the particular Statement of Work and/or SPA under which NRE is incurred, NEC shall compensate Active Voice in accordance with the provisions of such Statement of Work and/or SPA.

     6.8 CONSULTING AND ENGINEERING WORK: Prices for consulting and engineering work provided by Active Voice which are not covered in an SPA shall be negotiated in good faith by the parties.

7.   REPORTS AND PAYMENTS:

     7.1 REPORTS FOR LICENSED SOFTWARE: Within ten (10) days following the end of each calendar month, commencing with the month during which the first sale or shipment of Royalty Units and/or Uses of Licensed Software by NEC or its Affiliates occurs, NEC or its Affiliates shall furnish to Active Voice a written statement in English, in a form reasonably acceptable to Active Voice and signed by an authorized employee or agent of NEC or its Affiliates, showing the number of Royalty Units and/or Uses of Licensed Software made, distributed, licensed and/or sold by NEC or its Affiliates to Distributors and End Users during such calendar month. If in any quarter, no reportable activity has occurred, that fact shall be shown on such report. The reports shall specify the applicable NEC Product including the Licensed Software, the SPA under which the Licensed Software was distributed, and the NEC Affiliate responsible for such distribution, if that NEC Affiliate is not reporting activity directly.

     7.2  INVOICE AND PAYMENT PROVISIONS:

          (a) PAYMENT BASIS: The following invoice and payment provisions are alternative depending on the type of product, e.g., Licensed Software, Hardware Product, and licensing arrangement, e.g., gold master, production key, system key, as set forth in a SPA. Each SPA shall specify which invoice and payment provisions shall apply:

               (i) LICENSED SOFTWARE: GOLD MASTER: Upon receipt of NEC's Report, described in Section 7.1 above, Active Voice shall issue an invoice to NEC in a form acceptable to NEC. Upon receipt of Active Voice's invoice, and within sixty (60) days following the end of each calendar quarter (March 31, June 30, September 30 and December
                    31), commencing with the calendar quarter during which the first sale or shipment of Royalty Units and/or Uses of Licensed Software by NEC occurs, NEC shall, irrespective of its own business and accounting methods, pay in United States Dollars to Active Voice the royalties payable for such quarter as shown in the Report and invoice described above for the Licensed Software.

               (ii) LICENSED SOFTWARE: PRODUCTION AND SYSTEM KEYS: HARDWARE
                    PRODUCTS: Upon receipt of NEC's purchase order for authorization to load or enable the Licensed Software via any production or system keys, or to ship Hardware Products, Active Voice shall issue an invoice to NEC, which NEC shall pay within sixty (60) days from receipt.

          (b) PAYMENT INSTRUCTIONS: Royalties, invoice payments and all other compensation due to Active Voice pursuant hereto will be paid by check tendered or wire transfer at the following address:

                REMITTANCE ADDRESS               WIRE TRANSFER ACCOUNT

                Active Voice Corporation         Wells Fargo Bank N.A.
                2901 Third Ave.                  San Francisco, CA 94163
                Seattle, WA 98121                ABA#121000246
                Attn: Accounts Payable           FBO Active Voice Corporation
                                                 Account #4159633163

               or to such other payment addressees as Active Voice shall hereafter designate in a notice given in accordance with
               Section 14.5.

     7.3 FORECASTS: Within sixty (60) days following the end of each calendar quarter (March 31, June 30, September 30 and December 31), commencing with the calendar quarter during which the first sale or shipment of Royalty Units and/or Uses of Licensed Software by NEC or its Affiliates occurs, or purchase orders to Active Voice occur, NEC shall provide Active Voice with its best forecast or expected sales or purchase orders in the next quarter.

     7.4 RECORDS: For so long as NEC and its Affiliates may be obligated to pay any royalties or make any payments under this Agreement, and for a period of three (3) years thereafter, NEC and its Affiliates agree to keep and maintain complete and accurate records for the current year and the preceding (3) three years of all data reasonably required for the verification of: (a) the amounts to be paid under this Agreement; (b) the information to be reported under this Agreement; and (c) the license terms or other restrictions to be complied with under this Agreement. Notwithstanding the foregoing, NEC and its Affiliates shall not be obligated to maintain such records for more than one year after termination or expiration of this Agreement.

     7.5  AUDIT RIGHTS: During the term of required records set forth in
          Section 7.4 above, Active Voice may conduct an audit of NEC's or its Affiliate's records and a written certification by a mutually acceptable independent Certified Public Accountant that the reports, payments and records are correct or that NEC is performing in accordance with this Agreement. Active Voice shall provide NEC with at least thirty (30) calendar days notice of such audit. In the event the Parties cannot in good faith agree as to an auditor within such ten (10) day notice period, Active Voice may select any of the top five (5) CPA firms to conduct the audit. Such auditor will report to Active Voice only whether the amounts due or payable to Active Voice pursuant to this Agreement were correct, any amount that is due and payable to Active Voice, and information related to compliance or noncompliance with this Agreement. Such auditor will hold such information in confidence and will not disclose such information to any other person or entity, other than Active Voice, without the prior written consent of NEC. Audits will occur during normal business hours and no more frequently than once per calendar year, unless Active Voice can present a reasonable basis for its belief that an audit in a lesser time period is needed. The cost of such audits will be borne by Active Voice unless a payment discrepancy unfavorable to Active Voice greater than or equal to five percent (5%) of the amounts owed for any reporting period covered by the audit is discovered, in which case NEC shall pay the costs of the audit as well as any payment deficiency and interest thereon. A copy of the audit shall be submitted to NEC.

8.   NECAM APPOINTMENT AS RELATIONSHIP MANAGER:

          The Parties hereby agree that NECAM shall be the relationship manager for all NEC Affiliates that become direct Parties to this Agreement with respect to this Agreement and any SPAs hereunder. The Enrolled Affiliates hereby authorize NECAM to act as their general agent with general authority, including the ability to enter into contracts, release claims and make legally binding commitments on behalf of such Enrolled Affiliates in all matters arising from or connection with this Agreement. Active Voice shall be entitled to rely on communications from NECAM on behalf of such Enrolled Affiliates as though such communications came directly from such Enrolled Affiliates. Notwithstanding anything to the contrary herein, Active Voice and any Enrolled Affiliate may communicate and deal directly with each other in full contractual privity in connection with any SPAs, Statements of Work, development activities, training, support and technical specifications relating to such NEC Affiliate. The relationship manager shall be provided copies of all of the aforementioned agreements. In addition, nothing in this Agreement prevents Active Voice, its Affiliates and/or its Distributors from entering into any agreements with NEC Affiliates or Distributors, including in connection with the Licensed Software, Third Party Software, Active Voice Hardware and Third Party Hardware.

9.   TERM AND TERMINATION:

     9.1 TERM: The initial term of this Agreement shall be five (5) years beginning on the Effective Date. Thereafter, the Agreement shall automatically renew at the end of such initial term on the anniversary date of the Effective Date for additional one (1) year renewal terms, unless either Party provides written notice to the contrary at least ninety (90) calendar days before any renewal date.

     9.2  TERMINATION FOR CAUSE:

          (a) ACTIVE VOICE TERMINATION FOR CAUSE: Active Voice may terminate, with respect to NEC or any of its Affiliates, this Agreement if NEC fails to pay for Licensed Software or Hardware Products in accordance with the terms of this Agreement, unless NEC has a good faith basis to dispute such payment obligation, or if NEC fails to comply with any material term or condition of this Agreement, provided Active Voice has given NEC thirty (30) calendar days written notice of such failure to pay or comply and NEC has not remedied such failure within the thirty (30) day period. However, if the nature of such breach does not permit remediation within thirty (30) calendar days despite NEC's good faith efforts, the breach cure period shall be extended for such reasonable time as the Parties may agree. Additionally, Active Voice may terminate this Agreement immediately if NEC: (a) files or has filed against it a petition in bankruptcy, (b) has a receiver appointed to handle its assets or affairs, (c) makes or attempts to make an assignment for the benefit of creditors, or (d) violates the confidentiality provisions of this Agreement.

          (b) NEC TERMINATION FOR CAUSE: NEC may terminate this Agreement if Active Voice fails to comply with any material term or condition of this Agreement provided NEC has given Active Voice thirty (30) days written notice of such failure and Active Voice has not remedied such failure within the thirty
               (30) day period. However, if the nature of such breach does not permit remediation within thirty

               (30) calendar days despite Active Voice's good faith efforts, the breach cure period shall be extended for such reasonable time as the Parties may agree. Additionally, NEC may terminate this Agreement immediately if Active Voice: (a) files or has filed against it a petition in bankruptcy, (b) has a receiver appointed to handle its assets or affairs, (c) makes or attempts to make an assignment for the benefit of creditors, or (d) violates the confidentiality provisions of this Agreement.

          (c) CUMULATIVE REMEDIES: Each Party's rights to terminate are in addition to any other rights that Party may have, subject to the limitations on liability imposed in this Agreement.

     9.3 EFFECT OF TERMINATION OR EXPIRATION: Upon the termination or expiration of this Agreement, all licenses granted hereunder shall terminate immediately and without any requirement of further notice, except that: (a) all completed and delivered sales by NEC and its Distributors to its End Users and the validly granted sublicenses to the Licensed Software thereunder, shall survive any termination or expiration of this Agreement, (b) NEC and its Affiliates and Distributors may distribute any product in its or its Affiliates or Distributor's inventory, and (c) all licenses back to Active Voice shall survive, provided that termination was not due to an unremediated Active Voice material breach. Upon termination or expiration of this Agreement, each Party shall return or certify it has destroyed all copies of material and Confidential Information owned by the other.

10.  CONFIDENTIALITY:

     10.1 CONFIDENTIAL INFORMATION: For purposes of this Agreement, the term "Confidential Information" shall mean all non-public information that a Party designates as being confidential, or which, under the circumstance of disclosure ought to be treated as confidential. Confidential Information includes, without limitation, information that relates to research, development, trade secrets, know-how, product development plans, inventions, technical data, software programming, concepts, designs, procedures, manufacture, purchasing, accounting, engineering, marketing, merchandising and selling, business plans or strategies, customers, and information entrusted to a Party or its principal officers and employees by third parties. Confidential Information shall not include information that was known to a Party prior to disclosure by the other Party, information that was independently developed by the other Party by an employee with no exposure to the Confidential Information, information that was independently discovered by the other Party by an employee with no exposure to the Confidential Information, or information that becomes publicly available through no fault of the recipient, or is approved for disclosure by the owner of the Confidential Information, in writing, prior to its disclosure. Both parties shall provide the same type and degree of care to prevent disclosure or unauthorized use of the other party's Confidential Information as they would provide to protect their own Confidential Information. As a minimum requirement, NEC and Active Voice shall retain each other's Confidential Information in one on more secure places with access limited only to their respective representatives, officers, employees or agents who have a "need to know" such Confidential Information.

     10.2 OBLIGATION: Each Party agrees that at all times during the Term of this Agreement, and for a period of three (3) years thereafter, it shall hold in strictest confidence, and will not use the Confidential Information, except as necessary to perform its obligations under the Agreement. Each Party shall disclose Confidential Information only to its employees, Affiliates and independent contractors who have a need to know such information for purposes of performance under this Agreement and who have executed confidentiality agreements with such Party sufficient to prohibit unauthorized use and disclosure of the Confidential Information disclosed. A Party shall not disclose the Confidential Information of the other Party to any third Party without the prior written consent of the disclosing Party.

     10.3 CONFIDENTIALITY OF AGREEMENT: Each Party agrees that the terms, conditions and contents of this Agreement shall be treated confidentially and that no reference thereto shall be made in any form without the prior written consent of the other Party, except to accountants, banks, financing sources, lawyers and related parties or in connection with the enforcement of this Agreement. The Parties shall mutually agree upon any public announcements of this Agreement. Both Parties shall have the right of written pre-approval with respect to any and all press releases referring to the subject matter of this Agreement.

     10.4 EXCEPTIONS: The confidentiality provisions of this Section 10 shall apply to prohibit disclosure of the Confidential Information except (i) as required by applicable disclosure laws; or (ii) in connection with a court order requiring disclosure, in which case the Party under order must provide immediate notice and cooperate in any attempt to quash such order.

11.  WARRANTIES:

     11.1 LICENSED SOFTWARE:

          (a) LIMITED MEDIA AND PERFORMANCE WARRANTY: Active Voice represents and warrants that: (i) upon initial delivery by Active Voice of the Final Acceptance version of the Licensed Software and for fourteen (14) months thereafter, the media on which the Licensed Software is furnished, exclusive of Third Party Software and Third Party Hardware, will be free from defects in materials and workmanship, and (ii) upon shipment of the Licensed Software to the End User and for fourteen (14) months thereafter, the Licensed Software will perform substantially in accordance with the Specifications for the Licensed
               Software when used as permitted under this Agreement and in accordance with the End User Documentation, provided that the NEC-developed software, NEC Products, Third Party Software and Third Party Hardware operate substantially in accordance with their applicable specifications. Active Voice does not warrant that the operation of the Licensed Software will be interruption or error free, or will be free from bugs, defects, viruses, and/or security issues.

          (b) NECESSARY RIGHTS: As of the Effective Date, Active Voice represents and warrants that it has no actual or constructive knowledge of any claim of infringement by any third party in any jurisdiction with respect to the Licensed Software.

          (c)  YEAR 2000

               (i) LICENSED SOFTWARE: Active Voice represents and warrants that the Licensed Software is Year 2000 Ready.

               (ii) THIRD PARTY SOFTWARE OR THIRD PARTY HARDWARE: Active
                    Voice represents and warrants that it shall use its Best Efforts to investigate the Third Party Software and Third Party Hardware to determine whether the Third Party Software and Third Party Hardware are Year 2000 Ready. Active Voice makes no other representation or warranty regarding the Year 2000 or any date data sensitivity in connection with the Third Party Software, Third Party Hardware or the data interface or interoperability of such Third Party Software and Third Party Hardware with respect to the Licensed Software. Active Voice agrees to provide any product literature or non-confidential technical information in Active Voice's possession to

                    NEC regarding the Year 2000 Readiness of such Third Party Software and Third Party Hardware.

          (d) DISCLAIMER: EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THE LICENSED SOFTWARE IS AND SHALL BE PROVIDED STRICTLY ON AN "AS IS" BASIS. TO THE MAXIMUM EXTENT ALLOWABLE BY LAW, ACTIVE VOICE HEREBY SPECIFICALLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION
               ANY: (I) WARRANTY OF MERCHANTABILITY; (II) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (III) WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; AND/OR
               (IV) WARRANTY OF TITLE OR NONINFRINGEMENT.

          (e) TERMINATION OF WARRANTIES: With respect to the Licensed Software, all warranties in this Section 11 shall terminate upon the earlier occurring of the following events: (i) fourteen (14) months after shipment of the Licensed Software to the End User, (ii) twelve (12) months after expiration or termination of the Agreement, or, (iii) upon any NEC modification to the Licensed Software if such modification might affect the warranties herein.

          (f) EXCLUSIVE REMEDY FOR LICENSED SOFTWARE: If any item of the Licensed Software fails to comply with the warranties as set forth above, Active Voice will, at its own expense and as its sole obligation and NEC's sole and exclusive remedy for any breach of this warranty, use its Best Efforts to correct the noncompliance (e.g., by furnishing a modification or replacement), provided that Active Voice is able to reproduce the noncompliance on the computer and telecommunication system for which the item was designed. If after the expenditure of such Best Efforts, Active Voice is unable to correct the noncompliance, the Parties shall terminate the SPA for that Licensed Software and Active Voice shall refund NEC the compensation paid by NEC for any defective units of the Licensed Software, if any, in which event such refund shall be in full satisfaction of all claims relating to such noncompliance.

     11.2 ACTIVE VOICE HARDWARE:

          (a) LIMITED PRODUCT AND PERFORMANCE WARRANTY: Active Voice represents and warrants that upon initial delivery by Active Voice and for fourteen (14) months thereafter: (i) the Active Voice Hardware, exclusive of Third Party Hardware and Third Party Software, will be free from defects in materials and workmanship, and (ii) the Active Voice Hardware will perform substantially in accordance with the Specifications for the Active Voice Hardware, when used as permitted under this Agreement and in accordance with the End User Documentation, provided that the NEC-developed software, NEC Products, Third Party Software and Third Party Hardware operate substantially in accordance with their applicable specifications. Active Voice does not warrant that the operation of the Active Voice Hardware will be interruption or error free, or will be free from bugs, defects, viruses, and/or security issues.

          (b) NECESSARY RIGHTS: As of the Effective Date, Active Voice represents and warrants that it has no actual or constructive knowledge of any claim of infringement by any third party in any jurisdiction with respect to the Active Voice Hardware.

          (c) DISCLAIMER: EXCEPT AS SPECIFICALLY SET FORTH HEREIN, THE ACTIVE VOICE HARDWARE IS AND SHALL BE PROVIDED STRICTLY ON AN "AS IS" BASIS. TO THE MAXIMUM EXTENT ALLOWABLE BY LAW, ACTIVE VOICE HEREBY SPECIFICALLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION
               ANY: (I) WARRANTY OF MERCHANTABILITY; (II) WARRANTY OF FITNESS

               FOR A PARTICULAR PURPOSE; (III) WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; AND/OR (IV) WARRANTY OF TITLE OR NONINFRINGEMENT.

          (d) TERMINATION OF WARRANTIES: With respect to the Active Voice Hardware, all warranties in this Section 11 shall terminate upon the earlier occurring of the following events: (i) fourteen (14) months after delivery by Active Voice of the specific unit of Active Voice Hardware,
               (ii) twelve (12) months after expiration or termination of the Agreement, or, (iii) upon any NEC modification to the Active Voice Hardware if such modification might affect the warranties herein.

          (e) EXCLUSIVE REMEDY FOR ACTIVE VOICE HARDWARE: If any unit of the Active Voice Hardware fails to comply with the warranties as set forth above, Active Voice will, at its own expense and as its sole obligation and NEC's sole and exclusive remedy for any breach of this warranty, use its Best Efforts to correct the noncompliance (e.g., by furnishing a modification or replacement); provided that
               (i) NEC returns the unit with an Active Voice issued Return Authorization (RA) number to Active Voice (c/o Active Voice Customer Service Representative at the Active Voice address set forth in this Agreement), and (ii) Active Voice is able to reproduce the noncompliance on the computer and telecommunication system for which the item was designed.
               If after the expenditure of its Best Efforts Active Voice is unable to correct the noncompliance, Active Voice shall refund NEC the compensation paid by NEC for the defective unit of the Active Voice Hardware in which event such refund shall be in full satisfaction of all claims relating to such noncompliance.

     11.3 THIRD PARTY SOFTWARE AND THIRD PARTY HARDWARE: Although Active Voice provides a limited warranty on Active Voice Hardware, Third Party Software and Third Party Hardware suppliers shall be responsible for any warranties in connection with those products. If any Third Party Software or Third Party Hardware fails to operate in accordance with its specifications or is defective in any way, NEC's sole and exclusive remedy shall be against the Third Party Software or Third Party Hardware supplier. Third Party Software and Third Party Hardware are provided subject to all of the terms and conditions of the Third Party Documents and without any Active Voice warranties, indemnities or support obligations therefor. However, to the extent NEC requests Active Voice's reasonable help in resolving any warranty claims NEC might have against the Third Party Software and Third Party Hardware suppliers, Active Voice agrees to cooperate and provide such help.

     11.4 NEC WARRANTIES: Any warranties offered by NEC to NEC's Distributors and End Users are not binding on Active Voice, even if Active Voice becomes aware of such warranties, and NEC shall hold Active Voice harmless from any and all claims arising from such warranties to the extent they exceed Active Voice's warranties herein.

12.  INDEMNIFICATION AND LIMITATION OF LIABILITY:

     12.1 ACTIVE VOICE INDEMNIFICATION: Active Voice shall defend, indemnify and hold NEC harmless from and against any and all actions, claims, damages, expenses (including reasonable attorney's fees) and liabilities arising from any claim against NEC that the Licensed Software infringes any patent, copyright, or trade secret in the countries listed in Exhibit G, attached hereto. This indemnity shall apply provided that NEC (a) gives Active Voice prompt, written notice of such claim; (b) permits Active Voice to defend or settle the claim; and (c) provides Active Voice with the assistance, information and authority necessary to defend or settle the claim. Active Voice shall reimburse NEC for reasonable out-of-pocket expenses incurred in providing such assistance. For any covered claim, Active Voice shall pay the amount of any settlement or the costs and damages awarded, but shall not be responsible for any settlement made without its prior written consent, which shall not be unreasonably withheld or delayed.

           (a) LIMITATIONS: Active Voice shall have no liability for or obligation to defend, settle or indemnify against any claim of infringement arising from use by NEC of: (a) any version of the Licensed Software that has been modified by NEC if such modification contributed to the basis for bringing the claim for which indemnification is sought, (b) any unauthorized combination of the Licensed Software with other software, equipment or devices, if such combination contributed to the basis bringing of the claim for which indemnification is sought, (c) any Third Party Software or Third Party Hardware supplied with the Licensed Software, or (d) Modified Software that has been modified according to NEC's specification or request and such specification or request contributes to the basis of the claim for which indemnification is sought.

           (b) OPTIONS: If the Licensed Software, in the opinion of Active Voice might become subject to a claim of infringement, Active Voice may elect to: (a) obtain the right of continued use of the Licensed Software for NEC, or (b) replace or modify the Licensed Software to avoid such a claim as long as the functionality of the Licensed Software remains substantially the same. If neither alternative is available on commercially reasonable terms, Active Voice may discontinue the specific Licensed Software and pay to NEC a full refund of the price paid to Active Voice for the affected and recalled Licensed Software, and terminate the license for such product under the Agreement.

           (c) TERMINATION OF INDEMNITY: Any indemnity obligation of Active Voice undertaken in this Section shall terminate upon the earlier occurring of the following events: (i) twelve (12) months after expiration or termination of the Agreement, or,
                (ii) upon any NEC modification to the Licensed Software if such modification might affect the basis for indemnified claim herein.

           (d) EXCLUSIVE REMEDY: The indemnity set forth in this Section 12.1 shall be NEC's sole and exclusive remedy with respect to any infringement claim brought in connection with the Licensed Software.

     12.2 NEC INDEMNIFICATION: NEC agrees to defend, indemnify and hold Active Voice harmless from and against any and all actions, claims, damages, expenses (including reasonable attorney's fees) and liabilities arising from NEC's use, modification, distribution and sale of the Active Voice Deliverables and the NEC Products, including but not limited to, suits and claims brought against Active Voice by any third parties for NEC's breach of warranty to such third party, but excluding infringement claims against the Licensed Software covered under Section 12.1 above. NEC's duties under this Section 12 extend to any matters arising out of the alleged infringement by any NEC development, whether or not owned by Active Voice and any NEC Products of any patent, copyright, trade secret or trademark right in Japan and/or in the countries listed in Exhibit G, attached hereto. This indemnification shall apply provided that: (i) NEC is notified promptly in writing of such claim; (ii) NEC controls the defense or settlement of the claim; and (iii) Active Voice cooperates reasonably and gives all necessary authority, information and assistance (at NEC's expense). Active Voice will not be liable for any costs or damages, and NEC will indemnify, defend and hold Active Voice harmless from any expenses, damages, costs or losses resulting from any suit or proceeding based upon a claim arising from: (a) Active Voice's compliance with NEC's designs, specifications or instructions; (b) modification of any product by a party other than Active Voice after delivery by Active Voice, (c) the use of any product or any part thereof furnished hereunder in combination with any other product not furnished or authorized by Active Voice; (d) the direct or contributory infringement of any process patent using any product furnished hereunder.

     12.3 LIMITATION OF LIABILITY: EXCEPT FOR A BREACH BY EXCEEDING THE LICENSE GRANTS OR VIOLATING THE RESTRICTIVE PROVISIONS IN
          SECTIONS 3 AND 4 ABOVE OR A VIOLATION OF THE CONFIDENTIALITY PROVISIONS IN SECTION 10 ABOVE, LIABILITY ARISING UNDER THIS AGREEMENT SHALL BE LIMITED TO DIRECT, OBJECTIVELY MEASURABLE DAMAGES AND NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY INDIRECT OR SPECULATIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO CONSEQUENTIAL, INCIDENTAL AND SPECIAL DAMAGES, SUCH AS LOSS OF USE, BUSINESS INTERRUPTIONS, AND LOSS OF PROFITS, IRRESPECTIVE OF WHETHER THE PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF ANY SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, ACTIVE VOICE'S TOTAL LIABILITY TO NEC UNDER THIS AGREEMENT, INCLUDING UNDER SECTION 12.1, SHALL NOT EXCEED THE AMOUNT HAVING ACTUALLY BEEN PAID BY NEC TO ACTIVE VOICE UNDER SECTION 7 OF THIS AGREEMENT FOR A PARTICULAR PRODUCT DURING THE PREVIOUS TWELVE (12) MONTHS PRIOR TO NEC'S NOTIFICATION OF ANY CLAIM AGAINST SUCH PRODUCT. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

13.  DISPUTE RESOLUTION; CHOICE OF LAW; JURY WAIVER:

     13.1 DISPUTE ESCALATION PROCEDURE: In the event a dispute arises between the Parties with respect to the subject matter of this Agreement, both Parties agree to attempt to resolve the dispute through the Project Managers in the ordinary course of business. However, either Party may by written notice commence this escalation procedure at any time should the Party feel the dispute cannot be resolved in the ordinary course. Within five (5) days after receipt, the Parties' first level contacts, Mary R. McCollum for NEC and Linda Huseby, for Active Voice, will confer. If they are unable to resolve the matter, the Parties' second level contacts, Tom Burger for NEC and Frank Costa, for Active Voice, will confer within ten (10) days after receipt of the initial notice. If the matter has not been resolved within twenty (20) days after receipt of the initial notice, then the Parties may commence arbitration as set forth below.

     13.2 CHOICE OF LAW: The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of Washington. The Parties hereby consent to sole and exclusive jurisdiction of and venue in the federal courts located in Seattle, Washington.

     13.3 JURY WAIVER: Each of the Parties waives trial by jury and the right to trial by jury in any and all actions or proceedings in any court between them or to which they may be Parties, whether arising out of, under or by reason of this Agreement, or any acts or transactions, hereunder to the interpretation or validity thereof, or under, or by reason of any other contract, agreement, loan, or transaction of, any kind between them, or to which they may be Parties, of any kind, nature, or description whatsoever.

14.  ADDITIONAL TERMS:

     14.1 RELATIONSHIP COMMITMENT: The Parties both acknowledge their intent that this Agreement shall confirm the Parties' long-term commitment to each other and provide a basis for the increasing priority of the Parties' relationship. Accordingly, Active Voice on its part, has agreed to provide NEC Most-Favored Buyer Terms on all of its products and to enter into an investment agreement. In addition, Active Voice agrees to provide free Licensed Software to NEC for internal deployment and use at NEC and its Affiliates. NEC, on its part, agrees that no other messaging company shall be given preference over Active Voice with respect to volume commitments by NEC, exclusivity in territories, market segments or sales channels granted by NEC, or opportunities to bid on future product and sales opportunities, without providing Active Voice an occasion to offer better terms and lower prices to NEC on such future products and sales opportunities.

     14.2 CONFLICTS: Unless specifically stated to the contrary, in the event of a conflict between this Agreement and any other document related to the subject matter of this Agreement, or the body of this Agreement and any of the Exhibits to this Agreement, the terms of this Agreement, or the body of the SPA shall govern.

     14.3 FORCE MAJEURE: Neither Party will be liable for any failure to perform due to unforeseen circumstances or causes beyond its reasonable control, including, but not limited to, acts of God, war, embargoes, acts of civil or military authorities, delay in delivery by vendors not caused by Active Voice, fire, flood, accident, strikes, inability to secure transportation, facilities, fuel, energy, labor or materials. In the event of force majeure, time for delivery or other performance will be extended for a period equal to the duration of the delay caused thereby.

     14.4 EXPORT: NEC agrees to comply with the export laws and regulations of Japan, the United States and any other country with jurisdiction over the Licensed Software, the NEC Products and/or either Party or its Affiliates. Active Voice agrees to observe and comply with the export laws and regulations of the United States to the extent such compliance depends on Active Voice. Without limiting the foregoing, NEC agrees:

          NEC shall not re-export the Licensed Software or any technology or documentation it receives under this Agreement to a national of Cuba, Iran, Iraq, Libya, North Korea, Sudan or Syria unless specifically authorized by U.S. regulations, including, but not limited to, the Export Administration Regulations ("EAR"), including any successors or related laws or regulations, or by a license issued by the U.S. Government.

          NEC shall defend, indemnify and hold Active Voice harmless from and against any and all claims, judgments, costs, awards, expenses (including reasonable attorneys fees) and liability of any kind arising out of the non-compliance with applicable government regulations, statute, decree or other obligation with respect to NEC's exportation or re-exportation of the Licensed Software. The obligations under this Section shall survive the expiration or termination of this Agreement.

     14.5 NOTICES: Any notice required or permitted to be given under this Agreement shall be effective on receipt if it is in writing and sent by certified or registered mail, or insured courier, return receipt requested, to the appropriate Party hereto at the address set forth below and with the appropriate postage affixed. Either Party may change its address for receipt of notice by notice to the other Party in accordance with this Section.

          If to NEC:              NEC Corporation
                                  7-1, Shiba-Chome
                                  Minato-ku, Tokyo
                                  108-01 Japan
                                  Attn: General Manager, Legal Division

          With a copy to:         NEC America, Inc.
                                  1555 West Walnut Hill Lane
                                  Irving, Texas 75038
                                  Attention: Director, Contracts & Credit
                                  Administration

          And to:                 NEC USA, Inc.
                                  8 Corporate Center Drive

                                  Melville, New York 11747
                                  Attn: General Counsel

          If to Active Voice:     Active Voice Corporation
                                  2901 Third Avenue
                                  Seattle, WA 98121
                                  Attention: President

          With a copy to:         Active Voice Corporation
                                  2901 Third Avenue
                                  Seattle, WA 98121
                                  Attn: General Counsel

    14.6 SURVIVAL: All of the provisions in Sections 1, 3.1(c)(ii), 3.2(b)(i), 3.2(b)(ii), 4, 5, 6.5, 10, 12, 13, 14.2-14.13, and any
          other provisions that expressly survive, shall survive expiration or termination of this Agreement.

    14.7 ASSIGNMENT: Neither Party may assign this Agreement or any rights, benefits or obligations hereunder, without the other Party's written consent, except to an Affiliate, or, in the event of: (a) a merger of the assigning Party, (b) an acquisition of the assigning Party wherein more than fifty-percent (50%) of the outstanding voting stock of the assigning Party is acquired, or (c) a sale of all or substantially all of the assets of the assigning Party to which this Agreement relates.

    14.8 RELATIONSHIP: In all matters relating to this Agreement, NEC and Active Voice shall act as independent contractors. Neither Party will represent that it has any authority to assume or create any obligation, expressed or implied, on behalf of the other Party, or to represent the other Party as agent, employee, or in any other capacity. Neither Party shall have any obligation, expressed or implied, except as expressly set forth herein.

    14.9 INTERPRETATION: This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each Party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against the drafting Party is not applicable and is hereby waived.

    14.10 ENTIRE AGREEMENT, SUPERSEDURE AND AMENDMENT: This Agreement supersedes all of the agreements, amendments, exhibits and/or addenda listed in Section III of the Recitals or otherwise and supersedes all prior proposals, agreements and representations between them, whether written or oral, relating to the subject matter contained herein. This Agreement may be amended only if agreed to in writing and signed by an authorized signatory of each Party.

    14.11 SEVERABILITY: All rights and remedies, whether conferred hereunder, or by any other instrument or law will, unless otherwise expressly stated, be cumulative and may be exercised singularly or concurrently. The failure of any Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such Party thereafter to enforce such provisions. The terms and conditions stated herein are declared to be severable. If any provision or provisions of the Agreement shall be held to be invalid, illegal or unenforceable, they shall be enforced to the maximum amount possible. The validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

    14.12 COUNTERPARTS: This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    14.13 EXHIBITS: The Exhibits listed below are attached and made a part of this Agreement. Any capitalized items used in the Exhibits shall be as defined in the Agreement.

EXHIBITS       A         DEFINITIONS
               B         SPECIFIC PRODUCT ADDENDA
               C         GENERAL DEVELOPMENT PROVISIONS
               D         SUPPORT PLANS
               E         TRAINING PROGRAMS
               F         MINIMUM END USER TERMS
               G         INDEMNIFIED COUNTRIES
               H         AFFILIATE ENROLLMENT
               I         TRADE SECRET TRANSMITTAL FOR AAINFO

AGREED TO AND ACCEPTED:

NEC CORPORATION                              ACTIVE VOICE CORPORATION

By: /s/ Hideaki Kihara                       By: /s/ Frank J. Costa
   ------------------------------------          -------------------------------

Title: V.P. Switching & Mobile Systems,      Title: President & CEO
      ---------------------------------             ----------------------------

Operations Unit                              Date: May 5, 1999
---------------------------------------           ------------------------------

Date: May 5, 1999
     ----------------------------------

                                   EXHIBIT A

                                  DEFINITIONS

1. "ACTIVE VOICE DELIVERABLES" shall mean the Licensed Software, Active Voice Hardware, Technical Documentation, End User Documentation, and any other materials, information or rights disclosed, provided or licensed by Active Voice under this Agreement, specifically excluding any Third Party Software or Third Party Hardware. The Active Voice Deliverables for a particular product are listed and described in the SPA for that product, attached as an addenda to Exhibit B.

2. "ACTIVE VOICE HARDWARE" shall mean the hardware components that Active Voice provides to NEC under this Agreement for which Active Voice undertakes any warranty, support and/or indemnity obligation to NEC. Components deemed Active Voice Hardware shall be so specified in any SPA.

3. "AFFILIATES" shall mean any entity on or after the Effective Date controlling, controlled by or under common control with a Party. The term "control" herein shall mean the legal, beneficial or equitable ownership, directly or indirectly of more than fifty percent (50%) of the aggregate of all voting equity in such entity. An entity shall be deemed an Affiliate only for so long as such common control shall last.

4. "BEST EFFORTS" shall mean that a Party has exercised its best efforts possible under the circumstances to effect a particular result; however, such standard shall not obligate a Party to incur any significant hardship, cost or other detriment that is disproportionate in comparison to the benefit to either Party or the desired result. If a Party obligated to exercise Best Efforts encounters any situation where Best Efforts are not feasible or practical, the parties agree to discuss in good faith the appropriate amount of effort that should be required in that case.

5. "BETA TESTING" shall mean the external field test activity intended to demonstrate that the Licensed Software substantially conforms to the Specifications in the applicable Statement of Work.

6. "CHANGE ORDER" shall mean a written agreement executed by authorized representatives of both Parties to modify and amend a Statement of Work.

7. "DERIVATIVE WORK" shall mean any modification, alteration or adaption to an existing work and/or any work that would be deemed a derivative work under the Copyright Act, Title 17 of the U.S. Code, as amended.

8. "DISTRIBUTOR" shall mean any party, including any NEC Affiliate, that receives a license from NEC to market and distribute the Licensed Software and/or Hardware Products. The term "Distributor" shall include, but not be limited to, resellers, original equipment manufacturers, value added resellers, systems integrators, dealers, agents and subdistributors of NEC Products.

9. "END USER" shall mean any person or entity that purchases the Licensed Software for his, her or its personal use.

10. "END-USER DOCUMENTATION" shall mean any End User installation and user guides, manuals, and other technical information in printed and machine-readable form that are normally provided by Active Voice to End Users of the Licensed Software, as further described in Exhibit H.

11. "ENROLLED AFFILIATE" shall mean any NEC Affiliate enrolled as a direct Party to this Agreement via execution of an Enrollment Agreement with Active Voice and NEC.

12. "FINAL ACCEPTANCE" shall mean final acceptance of an Active Voice Deliverable under the provisions of Section 3.2 in Exhibit C to the Agreement.

13. "HARDWARE PRODUCT" shall mean a hardware product delivered by Active Voice to NEC hereunder that might be comprised of Active Voice Hardware, Third Party Hardware, Licensed Software and/or Third Party Software.

14. "NEC HARDWARE SYSTEM" shall mean an interface board providing voicemail functionality when used with telephone systems which are manufactured by or for NEC, or supplied by or to NEC on an OEM basis. Such Hardware Systems shall meet applicable specifications for the Licensed Software, as such specifications may be set forth in a SPA.

15. "HDD" shall mean a hard disk drive onto which either Active Voice or NEC installs the Licensed Software and any Third Party Software.

16. "INTELLECTUAL PROPERTY RIGHTS" shall mean rights, whether prospective, pending or registered, including any renewals thereof, under or in connection with any patents (for the duration thereof), copyrights, maskworks, trade secrets, trademarks, service marks, trade dress, tradenames and other intangible property rights.

17. "KEY" shall mean a key device designated by Active Voice as: (a) a "Production Key" which allows the Licensed Software to be downloaded to the NEC Hardware System, or (b) a "System Key" which allows an End User to utilize a specified number of ports in the Licensed Software.

18. "LICENSED SOFTWARE" shall mean an Active Voice computer program, including any Maintenance Release or New Release thereto, and any Derivative Work created therefrom by Active Voice or the Parties jointly, specifically delivered to NEC by Active Voice under a SPA and licensed by Active Voice to NEC under the Agreement. Licensed Software may be installed in Hardware Products. In such case, the installed Licensed Software shall not lose its independent identity and shall still be identified as Licensed Software under this Agreement and not as part of or merged into any such Hardware Product. For purposes of this Agreement, "Licensed Software" shall not include: (a) any software owned by NEC under the provisions of Section 5.5 of the Agreement, even if Active Voice has contributed to the design or development of such software; (b) any Third Party Software unless specifically included in the Licensed Software; or (c) any software in any Third Party Hardware unless specifically included in the Licensed Software.

19. "LOCALIZING" or "LOCALIZATION" shall mean translating the Licensed Software, End User or Technical Documentation from English into another language and making any other changes for reasonably necessary cultural reasons. Localizing or Localization shall not include feature improvement, added functionality, and/or engineering changes for interoperability or compatibility purposes.

20. "MAINTENANCE RELEASE" shall mean any release or patch to an existing release of Licensed Software designed primarily to correct bugs or errors in previous releases.

21. "MFB TERMS" shall mean Most-Favored Buyer Terms. For purposes of this Agreement, Most-Favored Buyer Terms means that NEC shall receive a price at least as low as the lowest price Active Voice offers to another similarly-situated customer in connection with substantially equivalent products, services or the Licensed Software. For purposes of this definition, "substantially equivalent" shall mean substantially equivalent in terms of features, functionality, development responsibilities, Intellectual Property Rights contributions, payment terms, funding, promotional and marketing efforts and abilities, market served and unit volume levels and guarantees. In addition to receiving MFB Terms for price, NEC shall also receive overall terms at least as favorable as those granted to any other party with respect to the Licensed Software.

22. "MODIFIED END USER DOCUMENTATION" shall mean End User Documentation that has been modified, translated or localized by NEC or by Active Voice for NEC pursuant to a Statement of Work, for distribution with NEC Products.

23. "MODIFIED SOFTWARE" shall mean any modification to or Derivative Work created from the Licensed Software pursuant to a Statement of Work.

24.  "NEC" shall mean NEC Corporation and any Enrolled Affiliate.

     25. "NEC PRODUCTS" shall mean products distributed by NEC under the NEC name or the name of an NEC Affiliate, that include or incorporate the Licensed Software or Hardware Product, in whole or in part, and/or upgrades, modifications, new releases and/or new versions of such products.

     26. "NEW RELEASE" shall mean an enhanced or revised release of the Licensed Software, as sometimes signified in the software industry by a change in the digit which appears immediately to the left or right of the decimal point in the version number.

     27. "NEW PRODUCT" shall mean a product that Active Voice adds to its product line on a general basis. New Products do not include any products, features or functionality developed by Active Voice at the request, with the assistance, or implementing the Intellectual Property Rights of any third party.

     28. "NRE" shall mean non-recurring expenses associated with development of NEC Products.

     29. "OBJECT CODE" shall mean software, including all computer programming code, entirely in binary form, which is directly executable by a computer after suitable processing but without the intervening steps of compilation or assembly, and all help, message, and overlay files thereto.

     30. "PRODUCT DISCONTINUANCE" shall mean discontinuance of an Active Voice product as determined by the criteria set forth in Section
          2.6 of the Agreement.

     31. "ROYALTY UNIT AND/OR USE" shall mean a copy of the Licensed Software, in whole or in part, or an authorized use of the Licensed Software on a per server, per seat or per function basis, that is sold, licensed or distributed by NEC or its Distributors under the terms of this Agreement.

     32. "SOURCE CODE" shall mean the software code from which Object Code is compiled. Source Code includes the commented software source code, as well as other materials such as design documents, data models, help materials, tutorial programs and any information or other programs necessary to compile the Source Code into executable, fully-functioning Object Code.

     33.  "SPA" shall mean a Specific Product Addendum, as described in
          Section 1.4 of the Agreement and as shall be attached to Exhibit B.

     34. "SPECIFICATIONS" shall mean the technical specifications for the Licensed Software, as referenced in Exhibit H, attached hereto. Specifications shall also mean the technical specifications in any Statement of Work.

     35. "STANDARD PRODUCT SPECIFICATION DOCUMENTS" shall mean the specifications published and made available by Active Voice on a general basis for various Active Voice products, as such specifications shall be referenced in particular SPAs.

     36. "STATEMENT OF WORK" shall mean a Statement of Work for the Licensed Software, as may be attached to any SPA.

     37. "SUPPORT" shall mean the support services that Active Voice provides to NEC in accordance with the Support Plan set forth in Exhibit D, attached hereto.

     38. "TECHNICAL DOCUMENTATION" shall mean the design and architecture documentation that Active Voice provides to NEC under this Agreement.

     39. "TEST PLAN" shall mean the plan used to evaluate the substantial conformity of an Active Voice Deliverable to a particular Statement of Work or Specification.

     40. "THIRD PARTY HARDWARE" shall mean any third party hardware, including any documentation or other materials provided therewith, that Active Voice provides, or reprovides after loading, to NEC, its Distributors and/or End User customers on a pass-through license and warranty basis, with no additional Active Voice obligation undertaken.

     41. "THIRD PARTY SOFTWARE" shall mean any software licensed or sold by any third party to Active Voice and/or NEC, including documentation or other materials, that Active Voice provides to NEC on a pass-through basis with the Licensed Software or Active Voice Hardware.

     42. "THIRD PARTY DOCUMENTS" shall mean the end-user license agreements and documentation for Third Party Software or Third Party Hardware that contain the terms and conditions of use for such Third Party Software or Third Party Hardware.

     43. "TRAINING" shall mean the training services that Active Voice provides to NEC in connection with the Licensed Software or Active Voice Hardware, in accordance with Exhibit E, attached to the Agreement.

     44. "YEAR 2000 READY" shall mean that a product, will during the applicable warranty period set forth in the Agreement, be capable of accurately and correctly performing calculations and fully performing all operations involving dates falling on or after January 1, 2000, including leap year calculations, but not limited to storing, retrieving, processing, presenting, manipulating and/or receiving such dates, and regardless of whether such dates are read from an internal clock within hardware or entered by a user provided that all products (for example, hardware, software and firmware) used with the product properly exchange accurate date data with it.